Exhibit 4.1

DEPOSIT AGREEMENT

by and among

BANC OF CALIFORNIA, INC.

As Issuer and

COMPUTERSHARE INC.

and

Computershare TRUST COMPANY, N.A.

Jointly as Depositary and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS

DESCRIBED HEREIN

Dated November 30, 2023

DEPOSIT AGREEMENT, dated November 30 2023, by and among (i) Banc of California, Inc., a Maryland corporation (the “Corporation”); (ii) Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company” and, together with Computershare, jointly the “Depositary”) and (iii) the Record Holders from time to time of the Receipts described in this Deposit Agreement.

WHEREAS, the Corporation desires to appoint Computershare and the Trust Company jointly as Depositary;

WHEREAS, Computershare and the Trust Company each desire to accept such appointment and perform the services related to such appointment;

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Preferred Stock (as defined herein) of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing Depositary Shares (as defined herein) in respect of shares of the Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, or as otherwise provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1         Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a Person, whether through the ownership or control of voting interests, by contract or otherwise.

“Articles Supplementary” shall mean the relevant Articles Supplementary with respect to the Preferred Stock filed with the State Department of Assessments and Taxation of Maryland establishing the Preferred Stock as a series of preferred stock of the Corporation.

“Board of Directors” means the board of directors of the Corporation.

“Computershare” shall be defined as indicated in the preamble.

“Corporation” means Banc of California, Inc., a Maryland corporation, and its successors.

“Deposit Agreement” means this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall be defined as indicated in the preamble and shall include any successor as Depositary hereunder.

“Depositary Shares” means the depositary shares, each representing one-fortieth (1/40th) of one share of the Preferred Stock, and evidenced by a Receipt.

“Depositary’s Agent” means an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently in 150 Royall Street, Suite 101, Canton, MA 02021.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Event” means with respect to any Global Registered Receipt: (i) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Corporation received such notice, or (ii) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt.

“Funds” has the meaning set forth in Section 2.10.

“Global Receipt Depository” means, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipt” means a global registered Receipt, in definitive or book-entry form registered in the name of a nominee of the Global Receipt Depository.

“Letter of Representations” means any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipt, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Person” means any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Preferred Stock” means the shares of the Corporation’s 7.75% Non-Cumulative Perpetual Preferred Stock, Series F, par value $0.01 per share, with a $1,000 liquidation preference per share, designated in the Articles Supplementary.

“Receipt” means one of the depositary receipts issued hereunder in book-entry form as described in Section 2.9 or substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to shares of the Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt means the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” has the meaning set forth in Section 2.8.

“Registrar” shall mean the Depositary, or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts and the deposited Preferred Stock as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” means the Securities Act of 1933, as amended.

“Signature Guarantee” has the meaning set forth in Section 2.1.

“Stock Exchange” means the New York Stock Exchange (or any other exchange on which the Corporation’s securities are listed).

“Transfer Agent” shall mean the Depositary, or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Preferred Stock, as the case may be, as herein provided.

“Trust Company” shall be defined as indicated in the preamble.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF THE PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1         Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A attached to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent) or as set forth in Section 2.9 below and shall be prepared so as to comply with the applicable rules of the Stock Exchange. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall be authorized and instructed to, and shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations, with the Corporation’s prior approval, as the Persons executing such Receipts may reasonably determine necessary, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office or at such other place or places as the Depositary shall determine, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt(s); provided that, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipt(s). Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock, as definitive Receipts.

Any Receipt to be executed by the Depositary pursuant to this Deposit Agreement shall be executed by the manual, electronic or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually, electronically or by the facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual, electronic or facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual or facsimile signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual, electronic or facsimile signature of a duly authorized signatory of the Depositary who was at such time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent).

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer accompanied by a guarantee of the signature thereon by a guarantor institution that is a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Transfer Agent (a “Signature Guarantee”), shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2         Deposit of the Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Preferred Stock under this Deposit Agreement by delivery to the Depositary, including via electronic book-entry, of the shares of Preferred Stock to be deposited (or in such other manner as may be agreed to by the Corporation and the Depositary), duly endorsed and accompanied by all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, including (1) a duly executed instrument of transfer or endorsement (if required by the Depositary), in form reasonably satisfactory to the Depositary; (2) an opinion of counsel addressed to the Depositary as more fully described in the subsequent paragraph; (3) a certificate, duly executed by an officer of the Corporation that shall include the terms and conditions of the Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof and certifying as to the (a) Corporation’s charter, (b) the bylaws of the Corporation, (c) the Articles Supplementary, each as then in effect; and (4) a written order of the Corporation directing the Depositary to (i) register such shares of the Preferred Stock in uncertificated form by direct registration, and (ii) execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of the Preferred Stock.

The Corporation shall, concurrently with delivery of any Preferred Stock to the Depositary, cause to be provided opinions of counsel to the Depositary, stating that (i) the Depositary may rely on the opinion of such counsel furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Securities Act, relating to the status of the Depositary Shares as validly issued, (ii) the Preferred Stock and Depositary Shares were offered, sold or issued as part of an offering that was registered in compliance with the Securities Act, and (iii) the Preferred Stock has been validly issued, fully paid and non-assessable.

The shares of the Preferred Stock that are deposited pursuant to this Deposit Agreement shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Preferred Stock deposited hereunder.

Upon receipt by the Depositary of shares of the Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of the Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery. Reference herein to “execution” of a Receipt, in the case of a Receipt in book-entry form, will be understood to refer to the entry and registration by the Depositary of the issuance of such Receipt on the books of the Depositary.

Section 2.3         Registration of Transfer of Receipts.

Subject to the express terms and conditions of this Deposit Agreement, the Depositary, as Transfer Agent and Registrar for the Receipts, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, including a Signature Guarantee and any other reasonable evidence of authority that may be required by the Transfer Agent, together with (if applicable) evidence of the payment of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. With respect to the appointment of the Depositary as Registrar and Transfer Agent in respect of the Receipts, the Depositary, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision. Any references to the Depositary herein shall, to the extent applicable, also mean the Depositary as the Transfer Agent and Registrar.

The Depositary shall not be required (i) to issue, transfer or exchange any Receipts for a period beginning at the opening of business fifteen (15) days preceding any selection of Depositary Shares and Preferred Stock to be redeemed and ending at the close of business on the day of the sending of notice of redemption, or (ii) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4         Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay (provided the Corporation has provided the Depositary with all necessary documentation), the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of the Preferred Stock will not thereafter be entitled to deposit such shares of the Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. Delivery of such shares of the Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon such Holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of the Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary or Computershare, as applicable. Delivery of shares of the Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If shares of the Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5         Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.7 (including any such tax or charge with respect to the shares of Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such requirements, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law and as may be required by any securities exchange on which the Preferred Stock, the Depositary Shares or the Receipts may be listed.

The deposit of shares of the Preferred Stock may be refused, the delivery of Receipts against shares of the Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6         Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may, absent notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of the Holder’s ownership thereof; and (ii) the Holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond or other indemnity satisfactory to the Depositary, holding the Depositary and the Corporation harmless. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe.

Section 2.7         Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so canceled.

Section 2.8         Redemption of the Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of the Preferred Stock in accordance with the terms of the Articles Supplementary, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than forty-five (45) days and not more than sixty (60) days prior to the Redemption Date (as defined below), written notice of the date of such proposed redemption of shares of the Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of shares of the Preferred Stock is in accordance with the provisions of the Articles Supplementary. On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to the Depositary the redemption price of $1,000 per share of the Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption to be redeemed, in accordance with the provisions of the Articles Supplementary, the Depositary shall redeem the number of Depositary Shares representing such shares of the Preferred Stock. The Depositary shall, if requested in writing and provided with all necessary information, transmit the notice of the Corporation’s redemption of shares of the Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing such shares of the Preferred Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depository or by such other method approved by the Depositary, in its reasonable discretion, as soon as commercially practicable but in no event less than thirty (30) days prior to the date fixed for redemption of such shares of the Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such Holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner as the Corporation may determine to be fair and equitable and, if applicable, permitted by DTC and the rules of any national securities exchange on which the shares of Preferred Stock is listed (which determination the Corporation will promptly notify the Depositary in writing). In any such case, the Depositary Shares shall only be redeemed in increments of 40 shares and any integral multiple thereof.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem shares of the Preferred Stock evidenced by the Depositary Shares called for redemption) (i) all dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue from and after such date; (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding; (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate; and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-fortieth (1/40th) of the redemption price per share of the Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the Redemption Date have been declared on the shares of the Preferred Stock to be so redeemed and have not theretofore been paid (it being understood that, in accordance with the provisions of the Articles Supplementary, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the record date fixed pursuant to Section 4.4 for a dividend period shall not be paid to the Holder of a Receipt entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the Holder of such Receipt on such record date).

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

Section 2.9         Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, if instructed and provided with all necessary information, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate number of Depositary Shares evidenced by the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

If one or more Global Registered Receipts are issued, the Corporation and the Depositary shall make application to DTC, or such other entity designated as Global Receipt Depository by the Corporation, for acceptance of the Receipts for its book-entry settlement system. Any Receipts not held through the book-entry settlement system of the Global Receipt Depository pursuant to this Section 2.9 shall be held in the book-entry system of the Depositary, unless otherwise provided herein, and beneficial interests in such Receipts shall be shown on, and the transfer of such ownership shall be effected through, the records maintained by the Depositary. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for eligibility with the Global Receipt Depository.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt or to have such Receipts, or the Depositary Shares represented by those Receipts, registered in their names. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the Holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (i) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (ii) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If the Global Receipt Depository subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depositary regarding making other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry form, the Depositary shall provide written instructions to the Global Receipt Depository to deliver the Global Registered Receipts to the Depositary for cancellation and the Corporation shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the Global Registered Receipts definitive Receipts in physical form or in book-entry form evidencing such Depositary Shares, as instructed by the Corporation.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation authorizing and directing the Depositary to execute and deliver the individual definitive registered or book-entry Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered or book-entry Receipts, in authorized denominations and of like terms in an aggregate number of Depositary Shares equal to the aggregate number of Depositary Shares represented by the Global Registered Receipt being delivered in exchange for such Receipts. The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order has been received by the Depositary.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.9 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

Section 2.10      Receipt of Funds.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by the Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short-term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long-Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1         Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or withhold or delay the withdrawal of shares of the Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2         Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to Computershare of certain taxes, charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of shares of the Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, with the Holder of such Receipt remaining liable for any deficiency. The Depositary or Computershare, as applicable, shall not have any duty or obligation to take any action under any section of this Deposit Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

Section 3.3         Warranty as to the Preferred Stock.

The Corporation hereby represents and warrants that shares of the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of the Preferred Stock and the issuance of the related Receipts.

Section 3.4         Warranty as to Depositary Shares and Receipts.

The Corporation hereby represents and warrants that the Depositary Shares, when evidenced by the Receipt issued pursuant to the terms of this Deposit Agreement, will represent legal and valid interests in shares of the Preferred Stock. Such representation and warranty shall survive the deposit of shares of the Preferred Stock and the issuance of the related Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1         Cash Distributions.

Whenever Computershare, as dividend disbursing agent or redemption agent, shall receive any cash dividend or other cash distribution on the Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2 and, if received, in accordance with written instructions from the Corporation, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare, as dividend disbursing agent or redemption agent, shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Corporation’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9 or other appropriate form, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made to such Holder hereunder.

Section 4.2         Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary (with the approval of the Corporation) may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary and the Corporation such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary or Computershare (as applicable) withhold an amount on account of taxes or charges) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided to the Depositary an opinion of counsel as set forth in Section 2.2 above stating that (i) such securities or property have been registered under the Securities Act, or (ii) the offering and sale of such securities or property to the Holders are exempt from registration under the provisions of the Securities Act.

Section 4.3         Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the Persons in whose names shares of the Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary in writing and made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to Computershare and, if received, in accordance with the written instructions of the Corporation and, subject to Sections 3.1 and 3.2, be distributed by Computershare to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary in writing whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has received written notice from the Corporation that such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that (i) the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act, and (ii) such securities are validly issued, fully paid and non-assessable.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification in writing.

Section 4.4         Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Preferred Stock are entitled to vote or of which holders of the Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5         Voting Rights.

Subject to the provisions of the Articles Supplementary, upon receipt of notice from the Corporation of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary shall, if requested in writing and provided with all necessary information and documents, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of the Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of the Preferred Stock or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to the Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the shares of the Preferred Stock represented by the Depositary Shares evidenced by such Receipts. The Depositary shall not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6         Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, split-up, combination or any other reclassification of the Preferred Stock, subject to the provisions of the Articles Supplementary, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in (a) the fraction of an interest represented by one Depositary Share in one share of the Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price per share of the Preferred Stock, in each case as stated in such instructions and (ii) treat any securities or property (including cash) which shall be received by the Depositary or Computershare (as applicable) in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited securities or property so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case, the Depositary shall, upon receipt of written instructions of the Corporation authorizing and directing the Depositary to execute and deliver, shall execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities or property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Preferred Stock represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided that the Depositary shall not have any obligations under this sentence unless and until it has received written instructions from the Corporation.

Section 4.7         Delivery of Reports.

The Depositary shall, at the direction and expense of the Corporation, furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which the Corporation is required to furnish to the holders of the Preferred Stock, as provided in Section 5.5.

Section 4.8         Lists of Receipt Holders.

Promptly upon request from time to time by and at the expense of the Corporation, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1         Appointment; Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

The Corporation hereby appoints Computershare and the Trust Company, jointly, to act as Depositary in accordance with the terms and conditions hereof, and Computershare and the Trust Company accept such appointment upon the express terms and conditions of this Deposit Agreement.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Depositary, the Registrar shall, at reasonable times during regular business hours, open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Corporation because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the shares of the Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Corporation shall appoint a Registrar for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the written request or with the written approval of the Corporation. If the Receipts, such Depositary Shares or the Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the written request and expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or the Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2         Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall incur any liability to any Holder of Receipts or any beneficial owner, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent, as the case may be, by reason of any provision, present or future, of the Corporation’s charter, as it may be amended from time to time, (including the Articles Supplementary) or by reason of any act of God, terrorist acts, pandemics, epidemics, war, civil unrest or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, the Transfer Agent or the Corporation, as the case may be, shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent or the Corporation, as the case may be, incur liability to any Holder of a Receipt or any beneficial owner (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except in the event of gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise.

Section 5.3         Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation.

The Corporation does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than for its gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Registrar or Transfer Agent, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement or the Receipts to Holders of Receipts, the Corporation or to any other Person other than for its gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Depositary, any Depositary’s Agent or the Registrar or Transfer Agent, as the case may be, under this Deposit Agreement will be limited in the aggregate to an amount equal to the fees paid by the Corporation to the Depositary pursuant to this Deposit Agreement during the twelve (12) months immediately preceding the event for which recovery from the Depositary is sought, but not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of willful misconduct or actual fraud by the Depositary (each as determined by a final non-appealable judgment of a court of competent jurisdiction), any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such willful misconduct or actual fraud.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation (without limiting any of the rights and protections of the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent or the duties and obligations of the Corporation with respect to such parties), as the case may be, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it in the absence of gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Corporation, as the case may be, may each rely and shall each be protected in respect of any action taken, suffered or omitted to be taken by it upon any written notice, request, direction or other document believed by it in the absence of gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction), to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in willful misconduct or gross negligence (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliates, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Corporation and its Affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its Affiliates or act in any other capacity for the Corporation or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar may, in its sole discretion upon providing written notice to the Corporation, refrain from taking any action and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person for refraining from taking such action, unless the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar receives written instructions or a certificate of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar or which proves or establishes the applicable matter to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar. Such written instructions shall be full and complete authorization to the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

From time to time, the Corporation may provide the Depositary or any Registrar with instructions concerning the services performed by the Depositary under this Deposit Agreement.  In addition, at any time, the Depositary or any Registrar may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or any Registrar or the Corporation with respect to any matter arising in connection with the services to be performed by the Depositary or any Registrar under this Deposit Agreement.  The Depositary or such Registrar and its respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken, suffered or omitted by the Depositary or such Registrar in reliance upon any instructions from the Corporation or upon the advice or opinion of such legal counsel in absence of bad faith, gross negligence or willful misconduct of the Depositary or its agents (including such legal counsel).  The Depositary or any Registrar shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Preferred Stock or Depositary Shares.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of the Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement (except as to due authorization and due execution by the Depositary), as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares; nor shall the Depositary be liable or responsible for any failure of the Corporation to comply with any of its obligations relating to any registration statement filed with the U.S. Securities and Exchange Commission, including without limitation obligations under applicable regulation or law. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

The Depositary may rely on and be fully authorized and protected in acting or failing to act upon any Signature Guarantee or guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.

The Depositary, any Depositary’s Agent, any Transfer Agent, any Registrar, any dividend disbursing agent or redemption agent hereunder:

(i)             shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)           shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)         shall not be obligated to take any legal or other action hereunder; if, however, the it determines to take any legal or other action hereunder, and, where the taking of such action might in its judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)          may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)           may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this Deposit Agreement, with respect to any matter relating to its actions covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;

(vi)          shall not be called upon at any time to advise any Person with respect to the Preferred Stock, Depositary Shares or Receipts; and

(vii)        shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The terms of this Section 5.3 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.4         Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation upon at least forty-five (45) days prior written notice.

The Depositary may at any time be removed by the Corporation by at least thirty (30) days prior written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In the event the transfer agency relationship in effect between the Corporation and the Depositary terminates, the Depositary will be deemed to have resigned automatically and be discharged from its duties under this Deposit Agreement, such resignation and discharge to take effect upon at least forty-five (45) days prior written notice.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a Person having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least $50,000,000 or (ii) an Affiliate of any such Person. In the event of such removal or resignation, the Corporation will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed, provided that no failure by the Corporation to appoint such a successor shall affect the termination of the Deposit Agreement or the discharge of the Depositary as Depositary hereunder. Upon payment of all outstanding fees and expenses hereunder, the Depositary shall promptly forward to the successor depositary or its designee any shares of Preferred Stock held by it and any certificates, letters, notices and other document that the Depositary may receive after its appointment has so terminated.

If no successor Depositary shall have been so appointed and have accepted appointment within sixty (60) days after delivery of such notice, the resigning or removed Depositary or any Holder may, at the Corporation’s expense, petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Registrar and Transfer Agent, dividend disbursing agent and redemption agent (to the extent the Depositary is acting in such capacities) herein without any further act or deed.

Section 5.5         Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, upon the Corporation’s written instruction, promptly after receipt of all necessary information and documents, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s charter, as it may be amended from time to time, (including the Articles Supplementary), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested in writing by the Corporation.

Section 5.6         Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, and any dividend disbursing agent or redemption agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any fee, loss, damage, cost, penalty, fine, judgment, liability or expense (including the reasonable costs and expenses of its legal counsel) which may arise out of actions taken, suffered or omitted to be taken in connection with its acting as Depositary, Depositary’s Agent, Registrar, Transfer Agent, dividend disbursing agent or redemption agent, respectively, under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar, Transfer Agent, dividend disbursing agent or redemption agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Transfer Agent, any Registrar, dividend distribution agent, redemption agent, or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such Person or Persons. The obligations of the Corporation and the rights of the Depositary, Depositary’s Agent, Registrar, Transfer Agent, dividend distribution agent and redemption agent, set forth in this Section 5.6 shall survive the termination of this Deposit Agreement and any resignation, replacement, removal, or succession of any Depositary, Registrar, Transfer Agent, dividend distribution agent, redemption agent or Depositary’s Agent.

Section 5.7         Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary the compensation, as separately agreed upon with the Corporation, in accordance with such agreed-upon terms, for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent, Registrar, dividend distribution agent and redemption agent hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent, Registrar, dividend distribution agent and redemption agent without gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of shares of the Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Preferred Stock by owners of Depositary Shares, and any redemption or exchange of shares of the Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

Section 5.8         Tax Compliance.

The Depositary will comply in all material respects with all applicable certification, information reporting, and withholding (including “backup withholding”) requirements imposed upon the Depositary by applicable tax laws, regulations, or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption, or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Depositary shall comply with any written direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances and may, for purposes of this Deposit Agreement, rely on any such direction, and the Depositary shall have no liability for or in respect of, any action taken or omitted by it in the absence of willful misconduct or gross negligence (each as determined by a final non-appealable judgement of a court of competent jurisdiction) and pursuant to such direction in accordance with the provisions of Section 5.3 hereof. The Depositary shall, in accordance with its record retention policies or procedures, maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives during the term of this Deposit Agreement.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1         Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least two-thirds of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate executed by a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1. No amendment to this Depositary Agreement shall be effective unless duly executed by the Depositary and the Corporation.

Section 6.2         Termination.

This Deposit Agreement may be terminated by the Corporation at any time upon not less than sixty (60) days prior written notice to the Depositary, in which case, at least thirty (30) days prior to the date fixed in such notice for such termination, the Depositary will mail or otherwise transmit notice of such termination to the record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders of the Receipts thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary or Computershare (as applicable) shall continue to collect dividends and other distributions pertaining to the Preferred Stock, and shall continue to deliver the Preferred Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders of Receipts thereof. At any time after the expiration of two (2) years from the date of termination, as may be instructed by the Corporation in writing, the Depositary or Computershare (as applicable) shall (i) sell the shares of the Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered, or (ii) return such shares of Preferred Stock to the Corporation. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. The Depositary shall continue to receive its fees and expenses and shall continue to be entitled to its protections set forth herein after termination of this Deposit Agreement so long as the Depositary continues to provide services in connection with this Deposit Agreement. Nothing contained in this Section 6.2 shall impede the Depositary’s right to resign under this Deposit Agreement.

Subject to the first paragraph of this Section 6.2, this Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8; (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable; or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent, any Transfer Agent, any Registrar, any dividend distribution agent or redemption agent under Sections 5.3, 5.6 and 5.7 (including as to any services of the Depositary, any Depositary’s Agent, any Registrar, any dividend distribution agent or redemption agent that are necessary following and in connection with the termination of this Deposit Agreement); provided, further, that Sections 5.2, 5.3, 5.6 and 5.7 shall survive the termination of this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1         Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, pdf or electronic mail (including any signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signature and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

Section 7.2         Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3         Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if any such provision adversely affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately upon written notice to the Corporation.

Section 7.4         Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or recognized next day courier service or by electronic mail, confirmed by letter, addressed to the Corporation at:

Banc of California, Inc.

3 MacArthur Place

Santa Ana, California 92707

Attention: General Counsel

With a copy to: Deputy General Counsel

Email: ido.dotan@bancofcal.com;

With a copy to: connie.lam@bancofcal.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Sven Mickisch; Matthew Nemeroff

Email: Sven.Mickisch@skadden.com; Matthew.Nemeroff@skadden.com or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or recognized next day courier service or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

Computershare Inc.

150 Royall Street, Suite 101

Canton, MA 02021

Attn: Corp Actions Relationship Manager

or at any other address of which the Depositary shall have notified the Corporation in writing.

Except as otherwise provided herein, any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary; or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request; or in the case of any Global Receipt Depository, in accordance with its applicable procedures and arrangements for notices.

Delivery of a notice sent by mail or as provided in this Section 7.4 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided that notice to a Global Receipt Depository shall be deemed to be effected at the time such notice is delivered or made as provided in this Section 7.4; provided, further, that the Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5         Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6         Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of the Preferred Stock.

The Corporation hereby appoints the Depositary as Registrar, Transfer Agent, dividend disbursing agent and redemption agent in respect of the Receipts and shares of the Preferred Stock deposited with the Depositary hereunder, and the Depositary hereby accepts such respective appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares of deposited Preferred Stock held by it by notation, book-entry or other appropriate method. With respect to the appointments of Computershare and the Trust Company as Registrar, Transfer Agent, dividend disbursing agent and redemption agent in respect of the Receipts and shares of the Preferred Stock deposited with the Depositary hereunder, Computershare and the Trust Company, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.7         Holders of Receipts are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof. The provisions of this Deposit Agreement are intended to benefit only the parties hereto and their respective permitted successors and assign, and no rights shall be granted to any other Person by virtue of this Deposit Agreement.

Section 7.8         Governing Law.

This Deposit Agreement, the Depositary Shares, the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable conflicts of law principles.

Section 7.9         Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary by any Holder of a Receipt.

Section 7.10      Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11      Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information, and the fees for services to be performed hereunder, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process. Notwithstanding anything contained herein, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Deposit Agreement and such disclosure is not prohibited by applicable law. To avoid doubt, the parties hereto shall not (otherwise as set forth in this Section 7.11) be required to keep the terms of this Deposit Agreement confidential.

Section 7.12      Further Assurances.

The Corporation shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

BANC OF CALIFORNIA, INC.

/s/ Ido Dotan
Name: Ido Dotan
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer

COMPUTERSHARE TRUST COMPANY, N.A., and COMPUTERSHARE INC. as Depositary (on behalf of both entities)

/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Senior Manager, Contract Operations

[Signature page to Deposit Agreement]

EXHIBIT A

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Banc of California, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING A 1/40TH INTEREST IN ONE SHARE OF
7.75% NON-CUMULATIVE PERPETUAL
PREFERRED STOCK, SERIES F
OF
BANC OF CALIFORNIA, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
CUSIP 05990K 841/ USUS05990K8412
SEE REVERSE FOR CERTAIN DEFINITIONS
Number of Depositary Shares:

Certificate Number: _____

COMPUTERSHARE INC., and Computershare TRUST COMPANY, N.A., acting jointly as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of depositary shares ($ aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/40th interest in one share of 7.75% Non-Cumulative Perpetual Preferred Stock, Series F, par value $0.01 per share, liquidation preference $1,000 per share (the “Preferred Stock”), of Banc of California, N.A., a Maryland corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated November 30, 2023 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof.

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Computershare Inc., and Computershare Trust Company, N.A., as Depositary

Dated: _________, 2023

By:
Name:
Title:

[FORM OF REVERSE OF RECEIPT]

BANC OF CALIFORNIA, INC.

BANC OF CALIFORNIA, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES SUPPLEMENTARY OF 7.75% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F, OF BANC OF CALIFORNIA, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase		Abbreviation		Equivalent Phrase
JT TEN TEN IN COM	As joint tenants, with right of survivorship and not as tenants in common As tenants in common UNIF GIFT MIN ACT		TEN BY ENT		As tenants by the entireties Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

Assignment

For value received, hereby sell(s), assign(s) and transfers(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL CODE, OF ASSIGNEE Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Transfer Agent.